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PROXY

                          FIRST LIBERTY FINANCIAL CORP.
                                201 Second Street
                              Macon, Georgia 31297

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST LIBERTY FINANCIAL CORP. The undersigned hereby appoints Thomas H. McCook, Robert
F. Hatcher and Richard A. Hills, Jr. and any of them, as Proxies, each with the power to appoint substitutions, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of First Liberty Financial Corp. held of record by the undersigned on September 8, 1999 at the Special Meeting of Shareholders to be held on October 27, 1999 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND
                                            ---
PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN ITEM 1.


                               (See Reverse Side)
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1.   TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE the Agreement and Plan of
     Reorganization dated as of April 27, 1999, as amended, and a related Plan of Merger, pursuant to which First Liberty Financial Corp. will merge with and into BB&T Corporation, and each share of Common Stock of First Liberty Financial Corp. outstanding immediately prior thereto will be converted into the right to receive shares of Common Stock of BB&T, as described in the accompanying proxy statement/prospectus.

                     [_]  FOR         [_]  AGAINST           [_]  ABSTAIN


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                              PLEASE MARK, SIGN, DATE AND MAIL
                                              THE CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 1999

Signature______________________________________


DATED: __________________________, 1999

Signature______________________________________